UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2006

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously announced, on June 15, 2006, the Board of Directors of the Company expanded the size of the ADG Board of Directors to ten persons and appointed Zachary R. George and John J. Marcello to two of the resulting vacancies.

On June 26, 2006, Charles S. Ream was appointed to fill the remaining vacancy.

Mr. Ream last served as Executive Vice President and Chief Financial Officer for Anteon International Corporation, a provider of information technology systems engineering, technology management, and logistics modernization services, primarily to the U.S. federal government. His previous positions include Senior Vice President and Chief Financial Officer of Newport News Shipbuilding Inc, Senior Vice President, Finance and Strategic Initiatives of Raytheon Systems Company, and Senior Vice President and Chief Financial Officer of Hughes Aircraft Company. Mr. Ream was also previously a partner with Deloitte & Touche.

Item 9.01 Financial Statements and Exhibits.

News Release of The Allied Defense Group, Inc. issued on June 28, 2006

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

June 28, 2006	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	News Release of The Allied Defense Group, Inc. issued on June 28, 2006